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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1997 Fluor Restricted Stock Plan for Non-Employee Directors of our report dated November 19, 1996, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.


                                              Ernst & Young LLP

Orange County, California
March 17, 1997